Exhibit 4.9

FIRST REFINANCING AMENDMENT
TO
CREDIT AGREEMENT

FIRST REFINANCING AMENDMENT, dated as of September 13, 2023 (this “First Refinancing Amendment”), by and among SALLY HOLDINGS LLC, a Delaware limited liability company (“Sally Holdings”), SALLY CAPITAL INC., a Delaware corporation (“Sally Capital” and, together with “Sally Holdings”, each individually a “Borrower” and collectively the “Borrowers”), SALLY BEAUTY HOLDINGS, INC., a Delaware corporation (“Holding”), and SALLY INVESTMENT HOLDINGS LLC, a Delaware limited liability company (“Intermediate Holdings”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as arranger of the 2023 Refinancing Term Loan Facility (as defined below) (in such capacity, the “2023 Refinancing Arranger”), the Facility Lenders, and the other Guarantors party hereto.

RECITALS

WHEREAS, reference is made to that certain Credit Agreement, dated as of February 28, 2023 (as amended, restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as further amended by this First Refinancing Amendment, the “Amended Credit Agreement”), by and among, among others, Sally Holdings, Sally Capital, Holding, Intermediate Holdings, the Administrative Agent, each Lender from time to time party thereto;

WHEREAS, on the date hereof (but prior to giving effect to this First Refinancing Amendment), there are outstanding Term B Loans under the Credit Agreement in an aggregate principal amount of $399,000,000 (the “Refinanced Debt”);

WHEREAS, in connection with the repricing of the Refinanced Debt, the Borrowers intend to (a) incur Replacement Term Loans under Section 9.01 of the Amended Credit Agreement in an aggregate amount of up to $399,000,000 (the “2023 Term Loans”, which loans are extended under the term loan facility described herein, the “2023 Refinancing Term Loan Facility”), which shall be incurred on the First Refinancing Amendment Effective Date (as defined in Section 5 below) and (b) amend the Credit Agreement to account for the 2023 Refinancing Term Loan Facility (the “Amendments”);

WHEREAS, the Borrowers intend to apply the proceeds of the borrowings under the 2023 Refinancing Term Loan Facility under this First Refinancing Amendment on the First Refinancing Amendment Effective Date to refinance and prepay the Refinanced Debt in full;

WHEREAS, certain Lenders party hereto have advised the 2023 Refinancing Arranger that they wish to become 2023 Term Lenders (as defined below) and to extend credit to the Borrowers in the form of 2023 Term Loans in accordance with the terms set out herein;

WHEREAS, in connection with the 2023 Term Loans, each existing Term Lender (each, an “Existing Term Lender”) that elects a “Consent and Convert (Cashless Settlement)” option on the Lender Election in the form attached to the Memorandum to Lenders posted to the Lenders on September 5, 2023 (a “Lender Commitment”) will thereby (i) consent to the terms of this First Refinancing Amendment and the Cashless Roll Letter dated on or about the date hereof (the “Cashless Roll Letter”) from the Borrowers to the Existing Term Lenders and acknowledged by the Administrative Agent and the 2023 Refinancing Arranger, (ii) become a party to this First Refinancing Amendment and the Cashless Roll Letter, and (iii) agree to continue all (or such lesser amount as the 2023 Refinancing Arranger allocates in its discretion) of its Term B Loans outstanding on the First Refinancing Amendment Effective Date as 2023

Term Loans in a principal amount equal to the aggregate principal amount of its Term B Loans (or such lesser amount as the 2023 Refinancing Arranger allocates in its discretion) (such portion of the 2023 Term Loans, the “Continued Loans” and all such Lenders, collectively, the “Continuing Term Lenders”; the Existing Term Lenders that are not Continuing Term Lenders, collectively, the “Non-Continuing Lenders”);

WHEREAS, each Person (other than a Continuing Term Lender in its capacity as such) that agrees to make 2023 Term Loans (collectively, the “Additional Term Lenders” and together with the Continuing Term Lenders, the “2023 Term Lenders”) will make 2023 Term Loans to the Borrowers on the First Refinancing Amendment Effective Date (the “Additional 2023 Term Loans”) in an amount equal to its Additional 2023 Term Commitment (defined below); and

WHEREAS, each 2023 Term Lender has indicated its willingness to lend 2023 Term Loans up to (A) in the case of Continuing Term Lenders, a principal amount equal to the aggregate principal amount of its Term B Loans (or such lesser amount as the 2023 Refinancing Arranger allocates in its discretion) and (B) in the case of Additional Term Lenders, in an amount equal to its Additional 2023 Term Commitment on the terms and subject to the conditions herein and in the Amended Credit Agreement, the proceeds of which will be used for the purposes specified in this First Refinancing Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, Holding, Intermediate Holdings, the other Loan Parties party hereto, the Administrative Agent and the other parties hereto hereby agree as follows:

SECTION 1.
Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement (including, prior to the First Refinancing Amendment Effective Date, in the form of Credit Agreement attached hereto as Annex 2). Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this First Refinancing Amendment becomes effective, refer to the Credit Agreement as amended hereby.
SECTION 2.
Amendments to the Credit Agreement.

Subject to the satisfaction of the conditions to effectiveness specified in Section 5 hereof, with effect from the First Refinancing Amendment Effective Date and immediately upon giving effect to the transactions referred to in Section 3 below, the Credit Agreement and each Exhibit and Schedule thereto is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex 2 hereto.

SECTION 3.
2023 Refinancing Term Loan Facility

Subject only to the satisfaction of the conditions to effectiveness specified in Section 5 hereof, and with effect from the First Refinancing Amendment Effective Date:

(a) The Administrative Agent has prepared a schedule which sets forth the new allocated commitments received by it with respect to the 2023 Term Lenders. The Administrative Agent has notified each 2023 Term Lender of its allocated commitment for the 2023 Term Loans. Each 2023 Term Lender hereby agrees to make 2023 Term Loans up to the aggregate principal amount of (x) in the case of

2

Continuing Term Lenders, a principal amount equal to the aggregate principal amount of its Term B Loans (or such lesser amount as the 2023 Refinancing Arranger allocates in its discretion) in the form of Continued Loans and (Y) in the case of Additional Term Lenders, in an amount equal to its Additional 2023 Term Commitment in the form of Additional 2023 Term Loans (collectively for all 2023 Term Lenders, the “2023 Term Commitments”) on the First Refinancing Amendment Effective Date. Without prejudice to the foregoing:

(i)
each Continuing Term Lender (x) severally agrees to continue all (or such lesser amount as the 2023 Refinancing Arranger allocates in its discretion) of its Term B Loans as 2023 Term Loans in a principal amount equal to the principal amount of its Term B Loans (or such lesser amount as the 2023 Refinancing Arranger allocates in its discretion; any such principal amount of Term B Loans not allocated by the 2023 Refinancing Arranger as Continued Loans, the “Non-Allocated Existing Term Loans”) and (y) shall be deemed for the purpose of the Credit Agreement as amended hereby to have made a 2023 Term Loan in an aggregate principal amount equal to the aggregate principal amount of its Term B Loan minus the principal amount of its Non-Allocated Existing Term Loans (if any) on the First Refinancing Amendment Effective Date; and

(ii)
each Additional Term Lender severally agrees to make a 2023 Term Loan to the Borrowers on the First Refinancing Amendment Effective Date in a principal amount equal to its Additional 2023 Term Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Amended Credit Agreement. The “Additional 2023 Term Commitment” of any Additional Term Lender will be the amount allocated to such Lender by the 2023 Refinancing Arranger. On the First Refinancing Amendment Effective Date, the proceeds of the Additional 2023 Term Loans shall be applied to refinance (A) the Term B Loans of the Non-Continuing Lenders and (B) the Non-Allocated Existing Term Loans of the Continuing Term Lenders.

(b) The 2023 Term Loans effected pursuant to the exchange mechanism under Section 3(a)(i) hereof shall be allocated ratably to the outstanding Borrowings of the Term B Loans (based upon the relative principal amounts of Borrowings of the Term B Loans subject to different Interest Periods immediately prior to giving effect thereto). Each resulting Borrowing of Continued Loans shall constitute a new “Borrowing” under the Amended Credit Agreement and be subject to the same Interest Period applicable to the Borrowing of the Term Loans to which it relates, which Interest Period shall continue in effect until such Interest Period expires and a new Type of Borrowing is selected in accordance with the provisions of Section 2.03 of the Amended Credit Agreement.

(c) On the First Refinancing Amendment Effective Date, (i) each Non-Continuing Lender shall have its Term B Loans prepaid in cash in full, and the Borrowers shall pay in cash to each Non-Continuing Lender all accrued and unpaid interest on, premiums and fees, and any breakage loss or expenses due under Section 2.14 of the Credit Agreement, in each case related to, such Non-Continuing Lender’s Term B Loans to, but not including, the First Refinancing Amendment Effective Date; and (ii) each Continuing Term Lender with Non-Allocated Existing Term Loans shall have its Non-Allocated Existing Term Loans prepaid in cash in full, and the Borrowers shall pay in cash to each such Continuing Term Lender all accrued and unpaid interest on, premiums and fees related to, such Continuing Term Lender’s Non-Allocated Existing Term Loans to, but not including, the First Refinancing Amendment Effective Date. Each Continuing Term Lender hereby waives any entitlement to any breakage loss or expenses due under Section 2.14 of the Credit Agreement with respect to the repayment of any Term B Loans it holds as an existing Lender which have been replaced or repaid with the 2023 Term Loans on the First Refinancing Amendment Effective Date.

(d) Immediately upon the incurrence of the 2023 Term Loans on the First Refinancing Amendment

3

Effective Date, the 2023 Term Loans shall, to the extent permitted by applicable law, be secured by the same collateral and guaranteed on the same terms as the existing Loans. Pursuant to Section 9.01 of the Amended Credit Agreement, the 2023 Term Loans shall have the terms set forth in this First Refinancing Amendment and the Amended Credit Agreement.

(e) Promptly following the First Refinancing Amendment Effective Date, all promissory notes issued under the Credit Agreement, if any, evidencing the Refinanced Debt shall be cancelled, and any Lender of the 2023 Term Loans may request that its 2023 Term Loans be evidenced by a note pursuant to Section 2.07(e) of the Amended Credit Agreement.

(f) The 2023 Term Commitments of the 2023 Term Lenders shall automatically terminate upon the funding of the 2023 Term Loans on the First Refinancing Amendment Effective Date.

(g) Each 2023 Term Lender expressly acknowledges that its obligation under this Section 3 to make the 2023 Term Loans on the First Refinancing Amendment Effective Date is subject solely to the conditions set forth in Section 5 hereof.

SECTION 4.
Representations & Warranties.

In order to induce the 2023 Term Lenders and the Administrative Agent to enter into this First Refinancing Amendment and to induce the 2023 Term Lenders to make the 2023 Term Loans hereunder, each of the Loan Parties hereby represents and warrants to such Lenders and the Administrative Agent that, on and as of the date hereof and the First Refinancing Amendment Effective Date:

(a) the representations and warranties set forth in Article IV of the Credit Agreement and each other Loan Document are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects), immediately prior to, and immediately after giving effect to, the Amendments and the 2023 Refinancing Term Loan Facility, and the Borrowings thereunder on the First Refinancing Amendment Effective Date; except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date);

(b) as of the First Refinancing Amendment Effective Date, immediately after the consummation of the transactions to occur on the First Refinancing Amendment Effective Date and the incurrence of indebtedness and obligations on the First Refinancing Amendment Effective Date in connection with this First Refinancing Amendment and the transactions contemplated hereby, the Loan Parties and their Subsidiaries, on a consolidated basis, are Solvent;

(c) no Default or Event of Default has occurred and is continuing or would result from the making of loans hereunder;

(d) the execution, delivery and performance by each Loan Party of the First Refinancing Amendment and each other agreement or instrument contemplated hereby to which such Loan Party is a party, and the consummation of the transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 6.06 of the Credit Agreement), or require any payment to be made under (i) (x) any indenture, mortgage, deed of trust or loan agreement evidencing Indebtedness in an aggregate principal amount in excess of the Threshold Amount or (y) any other Contractual Obligation to which such Person is a party or affecting such

4

Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any judgment, order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i) or (b)(ii), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect;

(f) this First Refinancing Amendment and each other agreement or instrument contemplated hereby has been duly executed and delivered by each Loan Party that is party thereto. This First Refinancing Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity;

(g) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this First Refinancing Amendment, or for the consummation of the transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, and (iii) the approvals, consents, exemptions, authorizations, actions, notices and filings in connection with the exercise of remedies pursuant to the Collateral Documents.

(h) the terms of this First Refinancing Amendment, as they relate to the 2023 Refinancing Term Loan Facility, comply with the requirements for Replacement Term Loans pursuant to Section 9.01 of the Credit Agreement.

SECTION 5.
Conditions Precedent.

The agreements, amendments and transactions set out in Sections 2 and 3 above shall become effective and occur upon the first date on which all of the conditions to effectiveness set forth in this Section 5 have been satisfied (such date, the “First Refinancing Amendment Effective Date”) and the Administrative Agent shall notify the Loan Parties, 2023 Term Lenders and the 2023 Refinancing Arranger of the First Refinancing Amendment Effective Date and such notice shall be conclusive and binding:

(a) First Refinancing Amendment. The Administrative Agent shall have received (i) executed counterparts of this First Refinancing Amendment, duly executed and delivered by a Responsible Officer of each of the Loan Parties and (ii) executed Lender Commitments or counterparts to this First Refinancing Amendment, as applicable, duly executed and delivered by each 2023 Term Lender party hereto, or other written confirmation (in form reasonably satisfactory to the Administrative Agent) that any of the foregoing parties has signed a counterpart hereof.

(b) AML/KYC. The Administrative Agent shall have received, to the extent not previously provided, all documentation and other information for the Loan Parties required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, as has been reasonably requested in writing by the Administrative Agent at least five Business Days prior to the First Refinancing Amendment Effective Date, including, to the extent any borrower qualifies as a “legal entity

5

customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”, a certificate regarding beneficial ownership as required by the Beneficial Ownership Regulation.

(c) Representations. All representations and warranties of each Parent, Borrower and each other Loan Party contained in this First Refinancing Amendment, Article IV of the Credit Agreement or any other Loan Document are true and correct in material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects), immediately prior to, and immediately after giving effect to, the Amendments and the 2023 Refinancing Term Loan Facility, and the Borrowings thereunder on the First Refinancing Amendment Effective Date; except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(d) Fees & Expenses. The Administrative Agent shall have received evidence that all fees and expenses as separately agreed in writing among the Borrowers and the 2023 Refinancing Arranger, or otherwise in connection with this First Refinancing Amendment, on the First Refinancing Amendment Effective Date, shall be paid in full in cash.

(e) Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 of the Credit Agreement.

(f) Prepayment Notice. The Administrative Agent shall have received a written notice of prepayment in respect of the Term B Loans in accordance with Section 2.09 of the Credit Agreement.

(g) Legal Opinions. The Administrative Agent shall have received a customary written legal opinion, dated the First Refinancing Amendment Effective Date and addressed to the Administrative Agent and each of the 2023 Term Lenders from Alston & Bird LLP, counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and the 2023 Term Lenders.

(h) Closing Deliverables. The Administrative Agent shall have received a certificate of a Responsible Officer of each of the Borrowers, Holding, and Intermediate Holdings dated as of the First Refinancing Amendment Effective Date, (A) certifying that attached thereto is a true and complete copy of the charter or other similar organizational document of such entity, and each amendment thereto (as of the date of such certificate) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which such entity is organized (or, if such organizational documents remain unchanged from those previously delivered to the Administrative Agent on the Closing Date, certification by a Responsible Officer of the Borrowers, Holding or Intermediate Holdings (as applicable) of the same), (B) certifying that attached thereto is a copy of the resolutions of the board of directors or managers (or equivalent) of such entity (x) authorizing the execution, delivery and performance of this First Refinancing Amendment and other Loan Documents (as applicable) to which it is a party and any other document delivered in connection herewith on the First Refinancing Amendment Effective Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect and (y) authorizing a specified person or persons to execute this First Refinancing Amendment on its behalf, (C) certifying as to the incumbency and specimen signature of each Responsible Officer (or equivalent) executing any Loan Document in connection with this First Refinancing Amendment (or, if the authorized signatories specified in such specimen signatures remain unchanged from those previously delivered to the Administrative Agent on the Closing Date, certification by a Responsible Officer of the Borrowers, Holding or Intermediate Holdings (as applicable) of the same), (D) attaching, to the extent available or required in the relevant jurisdiction, a good standing (or equivalent) certificate as of a recent date for each of the Borrowers, Holding, and Intermediate Holdings (as applicable) from its jurisdiction of organization, and (E) certifying that the documents relating to the Borrowers, Holding and Intermediate

6

Holdings (as applicable) and referred to in this paragraph (h) are true, correct and complete and are in full force and effect as of the First Refinancing Amendment Effective Date.

(i) Refinanced Debt. The refinancing of (A) the Term B Loans of the Non-Continuing Lenders and (B) the Non-Allocated Existing Term Loans of the Continuing Term Lenders, in each case, shall have been consummated or, substantially concurrently with the incurrence (or continuation) of the 2023 Term Loans, shall be consummated.

SECTION 6.
Acknowledgment of Term Lenders. Each 2023 Term Lender expressly acknowledges that neither the Administrative Agent, nor the 2023 Refinancing Arranger, nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or attorneys-in-fact have made any representations or warranties to it and that no act by the Administrative Agent or the 2023 Refinancing Arranger hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the 2023 Refinancing Arranger to any 2023 Term Lender. Each 2023 Term Lender represents to the Administrative Agent and the 2023 Refinancing Arranger that it has, independently and without reliance upon the Administrative Agent, the 2023 Refinancing Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its 2023 Term Loans, as applicable, hereunder and enter into this First Refinancing Amendment and become (or continue to be) a Lender under the Credit Agreement. Each 2023 Term Lender also represents that it will, independently and without reliance upon the Administrative Agent, the 2023 Refinancing Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each 2023 Term Lender hereby (a) confirms that it has received a copy of the Credit Agreement and each other Loan Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this First Refinancing Amendment, (b) agrees that it shall (or shall continue to) be bound by the terms of the Credit Agreement as a Lender thereunder and that it will perform in accordance with their terms all of the obligations by which the terms of the Loan Documents are required to be performed by it as a Lender, (c) irrevocably designates and appoints the Administrative Agent as the agent of such 2023 Term Lender, as applicable, under the Credit Agreement and the other Loan Documents, and each 2023 Term Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of the Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to the Administrative Agent by the terms of the Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (d) specifies as its lending office and address for notices the offices set forth on the Administrative Questionnaire provided by it to the Administrative Agent prior to the date hereof.
SECTION 7.
Additional Amendments. The Lenders hereby authorize the Administrative Agent and Collateral Agent to enter into amendments to the Amended Credit Agreement and the other Loan Documents with the Borrowers, Holding, Intermediate Holdings and the other Loan Parties, as applicable, as may be necessary in order to establish the 2023 Refinancing Term Loan Facility on terms consistent with and/or to effect the provisions of this First Refinancing Amendment and Section 9.01 of the Amended Credit Agreement.
SECTION 8.
Loan Document. Each of the Administrative Agent, the Borrowers and other Loan Parties party hereto designate this First Refinancing Amendment as a Loan Document.

7

SECTION 9.
Limited Effect. Except as expressly amended and modified by this First Refinancing Amendment, the Credit Agreement and each of the other Loan Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the effectiveness of this First Refinancing Amendment, (x) each reference therein and herein to the “Credit Agreement” in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended hereby and (y) 2023 Term Loans shall constitute “Term B Loans”, in each case, under and as defined in the Credit Agreement, as amended hereby.
SECTION 10.
Consent to Assignment. Each of the Administrative Agent and the Borrowers hereby consents, for the purposes of Sections 9.01 and 9.06 of the Amended Credit Agreement, to the assignment of any 2023 Term Loans to any Term Lender in connection with the primary syndication of the 2023 Term Loans.
SECTION 11.
Costs and Expenses. The Borrowers hereby agree to reimburse the Administrative Agent and each Lender party hereto for the amount of all costs and expenses reasonably incurred by such Person in connection with this First Refinancing Amendment pursuant to, and in accordance with, the terms of Section 9.03 of the Credit Agreement.

SECTION 12.
Counterparts. This First Refinancing Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this First Refinancing Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 13.
Electronic Execution. The words “execution”, “signed”, “signature” and words of like import in this First Refinancing Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 14.
GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS FIRST REFINANCING AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Sections 9.15 and 9.16 of the Credit Agreement are incorporated herein by reference and apply mutatis mutandis.
SECTION 15.
No Novation and Reaffirmation. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in this First Refinancing Amendment or in any other document contemplated hereby shall discharge or release the Lien or priority of any Collateral Document or any other security therefor or otherwise be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan

8

Documents, except, in each case, to any extent modified hereby and except to the extent repaid as provided herein. By signing this First Refinancing Amendment, each Loan Party party hereto hereby confirms that, as of the First Refinancing Amendment Effective Date, (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the 2023 Refinancing Term Loan Facility contemplated by this First Refinancing Amendment) and the other Loan Documents (i) are entitled to the benefits of the guarantees and Liens set forth or created in the Credit Agreement, the Collateral Documents and each other Loan Document, (ii) constitute “Obligations”, “Secured Obligations” and “Guaranteed Obligations” or other similar term for purposes of (and as defined in, as applicable) the Credit Agreement, the Collateral Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Collateral Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Term Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party party hereto hereby ratifies and confirms that, as of the First Refinancing Amendment Effective Date, all Liens granted, conveyed or assigned to the Administrative Agent or Collateral Agent, as applicable, by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations. Each Loan Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Refinancing Amendment, such Loan Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to this First Refinancing Amendment and (ii) nothing in the Credit Agreement, this First Refinancing Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendment, consent or waiver of the terms of the Credit Agreement.

9

IN WITNESS WHEREOF, the parties hereto have caused this First Refinancing Amendment to be duly executed and delivered as of the day and year first above written.

SALLY HOLDINGS LLC, as a Borrower

By: Name: Title:

SALLY CAPITAL INC., as a Borrower

By: Name: Title:

SALLY BEAUTY HOLDINGS, INC., as Holding

By: Name: Title:

SALLY INVESTMENT HOLDINGS LLC, as Intermediate Holdings

By: Name: Title:

[Signature Page to the First Refinancing Amendment to the Credit Agreement]

Guarantors:

ARCADIA BEAUTY LABS LLC

By: _________________________________

Name: _______________________________

Title:

ARMSTRONG MCCALL HOLDINGS, INC.

By: _________________________________

Name: _______________________________

Title:

ARMSTRONG MCCALL HOLDINGS, L.L.C.

By: _________________________________

Name: _______________________________

Title:

ARMSTRONG MCCALL, L.P.

By: _________________________________

Name: _______________________________

Title:

ARMSTRONG MCCALL MANAGEMENT, L.C.

By: _________________________________

Name: _______________________________

Title:

BEAUTY HOLDING LLC

By: _________________________________

Name: _______________________________

Title:

BEAUTY SYSTEMS GROUP LLC

By: _________________________________

Name: _______________________________

Title:

[Signature Page to the First Refinancing Amendment to the Credit Agreement]

DIORAMA SERVICES COMPANY, LLC

By: _________________________________

Name: _______________________________

Title:

INNOVATIONS – SUCCESSFUL SALON SERVICES

By: _________________________________

Name: _______________________________

Title:

LOXA BEAUTY LLC

By: _________________________________

Name: _______________________________

Title:

NEKA SALON SUPPLY, INC.

By: _________________________________

Name: _______________________________

Title:

PROCARE LABORATORIES, INC.

By: _________________________________

Name: _______________________________

Title:

Title:

SALLY BEAUTY INTERNATIONAL FINANCE LLC

By: _________________________________

Name: _______________________________

Title:

[Signature Page to the First Refinancing Amendment to the Credit Agreement]

SALLY BEAUTY MILITARY SUPPLY LLC

By: _________________________________

Name: _______________________________

Title:

SALLY BEAUTY SUPPLY LLC

By: _________________________________

Name: _______________________________

Title:

SALON SUCCESS INTERNATIONAL, LLC

By: _________________________________

Name: _______________________________

Title:

[Signature Page to the First Refinancing Amendment to the Credit Agreement]

BANK OF AMERICA, N.A., as the Administrative Agent, as the Collateral Agent, as the 2023 Refinancing Arranger
By: Name: Title:

[Signature Page to the First Refinancing Amendment to the Credit Agreement]

Annex 1

Total Commitments

Term Lender	Total Commitments
Individual commitments on file with the Administrative Agent.	$399,000,000.00

Annex 2

Amended Credit Agreement

[attached]